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                                                                   EXHIBIT 23(a)

[LETTERHEAD]

                    CONSENT OF SUTHERLAND, ASBILL & BRENNAN

We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 for certain modified guaranteed annuity contracts issued by Merrill Lynch Life Insurance Company filed on March 29, 1995. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          /s/ Sutherland, Asbill & Brennan

                                          SUTHERLAND, ASBILL & BRENNAN

Washington, D.C.
March 28, 1995